Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended January 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report") by Domo, Inc. (the "Company"), Joshua G. James, as the Chief Executive Officer of the Company, and Tod Crane, as the Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2026

/s/ Joshua G. James
Joshua G. James
Chief Executive Officer (Principal Executive Officer)

/s/ Tod Crane
Tod Crane
Chief Financial Officer (Principal Accounting and Financial Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Domo, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.